UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 8, 2013

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of Registrant as specified in its charter)

DELAWARE	001-33631	56-2639586
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

700 Louisiana Street, Suite 2060

Houston, TX 77002

(Address of principal executive offices)(Zip code)

Registrant’s telephone number, including area code: (832) 519-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Contribution, Conveyance and Assumption Agreement

On January 8, 2013, Crestwood Midstream Partners LP (the “Partnership”) entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with Crestwood Marcellus Holdings LLC (“Marcellus Holdings”), Crestwood Gas Services GP LLC, the general partner of the Partnership (the “General Partner”), Crestwood Holdings LLC (“Crestwood Holdings”), Crestwood Gas Services Holdings LLC (“Gas Services Holdings”), and Crestwood Marcellus Pipeline LLC, a wholly-owned subsidiary of the Partnership (“Marcellus Pipeline”). Pursuant to the Contribution Agreement, Marcellus Holdings, the General Partner, Crestwood Holdings, and Gas Services Holdings (collectively, the “Contributing Parties”) contributed to Marcellus Pipeline (together with the Partnership, the “Recipient Parties”) a 65% limited liability company membership interest in Crestwood Marcellus Midstream LLC (“CMM”) (the “Subject Interest”). After giving effect to the transactions in the Contribution Agreement, the Recipient Parties own a 100% limited liability company membership interest in CMM.

The aggregate consideration issued and paid by the Partnership to the Contributing Parties for the Subject Interest consists of approximately $129 million in cash (the “Cash Consideration”) and 6,190,469 Class D units, representing limited partner interests in the Partnership (the “Class D Units”) to Gas Services Holdings, and 133,060 general partner units of the Partnership (the “General Partner Units”) issued to the General Partner. The Class D Units will convert into common units of the Partnership on a one-for-one basis on March 1, 2014. The Partnership funded the Cash Consideration through borrowings under its existing revolving credit facility.

Pursuant to the Contribution Agreement, the Contributing Parties agreed to indemnify the Recipient Parties, their affiliates (other than the Contributing Parties) and their respective officers, directors, managers, employees, agents, partners, representatives, members and shareholders from and against certain losses resulting from any breach of the Contributing Parties’ representations, warranties, covenants or agreements. The Recipient Parties agreed to indemnify the Contributing Parties, their affiliates (other than the Partnership and its subsidiaries) and their respective officers, directors, managers, employees, agents, partners, representatives, members and shareholders from and against certain losses resulting from any breach of the Recipient Parties’ representations, warranties, covenants or agreements.

The foregoing description of the Contribution Agreement set forth herein is summary in nature and is qualified in its entirety by reference to the Contribution Agreement, a copy of which attached hereto as Exhibit 2.1 and is incorporated in this Item 1.01 by reference.

Relationships

After giving effect to the transactions in the Contribution Agreement, the Partnership indirectly owns a 100% limited liability company membership interest in CMM. Prior to the transactions in the Contribution Agreement, Crestwood Holdings, controlled by First Reserve Corporation, indirectly owned 100% of the General Partner and approximately 42% of the Partnership’s outstanding limited partnership interest. After giving effect to the transactions in the Contribution Agreement, Crestwood Holdings indirectly owns 19,544,089 Common Units in the Partnership, 108,387, Class C units, representing limited partner interest in the Partnership, and 6,190,469 Class D Units, which in the aggregate represents a 47% limited partner interest in the Partnership. In addition, the General Partner owns a 2% general partner interest in the Partnership.

Further, certain officers and directors of the General Partner serve as officers and/or directors of the Contributing Parties.

The conflicts committee of the board of directors of the General Partner unanimously recommended approval of the terms of the Contribution Agreement. The conflicts committee retained independent legal and financial advisors to assist it in evaluating and negotiating the transaction. In recommending approval of the transaction, the conflicts committee based its decision in part on an opinion from the committee’s independent financial advisor that the consideration to be paid by the Partnership pursuant to the Contribution Agreement is fair, from a financial point of view, to the holders of Common Units of the Partnership, other than the General Partner and its affiliates. The board of directors of the General Partner unanimously approved the terms of the Partnership’s acquisition of the Subject Interest.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The description under the headings “Contribution, Conveyance and Assumption Agreement” and “Relationships” under Item 1.01 are incorporated in this Item 2.01 by reference. A copy of the Contribution Agreement is filed as Exhibit 2.1 to this Form 8-K and is incorporated in this Item 2.01 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As part of the consideration for the Subject Interest described in Item 1.01, the Partnership issued 6,190,469 Class D Units, representing limited partner interests in the Partnership to Gas Services Holdings and 133,060 general partner units to the General Partner. The Class D Units will convert into common units of the Partnership on a one-for-one basis on March 1, 2014. The Class D Units and the General Partner Units were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 8, 2013, in connection with the consummation of the transactions contemplated by the Contribution Agreement, the General Partner entered into the Third Amendment to Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amendment”), which became effective on January 8, 2013. The Amendment establishes the terms of the Class D Units and provides that each Class D Unit will have the right to share in the distributions of the Partnership on a pro rata basis with the Partnership’s Common Units. All or any portion of each distribution payable in respect of the Class D Units (the “Class D Unit Distribution”) may, at the election of the Partnership, be paid in Class D Units (each Class D Unit that may be issued by the Partnership in lieu of a cash distribution being referred to herein as a “PIK Unit”) as further described in the Amendment. In addition, to the extent any portion of the Class D Unit Distribution is paid in PIK Units for any quarter (as described in the Amendment), a corresponding portion of incentive distributions for such quarter shall likewise be payable to the holders of incentive distribution rights (including the general partner of the Partnership) in PIK Units.

The foregoing description of the Amendment set forth herein is summary in nature and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1, and is incorporated into this Item 5.03 by reference.

Item 7.01. Regulation FD Disclosure.

On January 8, 2013, the Partnership announcing the acquisition of the 65% limited liability company membership interest in CMM as described in Item 1.01 hereof. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The Partnership has posted additional materials related to the transaction referenced in Item 1.01 herein on the Investor Relations section of its website at www.crestwoodlp.com and will host a conference call for investors and analysts at 3:30 PM Central Time on January 8, 2013, to review details of the acquisition. Interested parties may participate by joining the conference call at 800-946-0742 and entering passcode 7276047. The conference call will also be webcast live and can be accessed through the Investor Relations section of the Partnership’s website. A replay will be available for 30 days following the conference call by dialing 888-203-1112 and entering the replay passcode 7276047.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statement of Business Acquired.

The Partnership will file the financial statements required to be filed by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Partnership will file the financial statements required to be filed by this Item not later than 71 days after the date on which the Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description

2.1#	Contribution, Conveyance and Assumption Agreement, dated January 8, 2013, by and among Crestwood Midstream Partners LP, Crestwood Marcellus Holdings LLC, Crestwood Gas Services GP LLC, Crestwood Holdings LLC, Crestwood Gas Services Holdings LLC, and Crestwood Marcellus Pipeline LLC.

3.1	Third Amendment to Second Amended and Restated Agreement of Limited Partnership of Crestwood Midstream Partners LP, effective January 8, 2013

99.1	Press Release dated January 8, 2013

#	The registrant has omitted schedules to this exhibit pursuant to the provisions of Item 601(B)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of the omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP

	By:	Crestwood Gas Services GP LLC,
Its General Partner

Date: January 8, 2013	By:	/s/ William G. Manias
William G. Manias, Senior Vice President and Chief Financial Officer

Exhibit No.	Description

2.1#	Contribution, Conveyance and Assumption Agreement, dated January 8, 2013, by and among Crestwood Midstream Partners LP, Crestwood Marcellus Holdings LLC, Crestwood Gas Services GP LLC, Crestwood Holdings LLC, Crestwood Gas Services Holdings LLC, and Crestwood Marcellus Pipeline LLC.

3.1	Third Amendment to Second Amended and Restated Agreement of Limited Partnership of Crestwood Midstream Partners LP, effective January 8, 2013

99.1	Press Release dated January 8, 2013

#	The registrant has omitted schedules to this exhibit pursuant to the provisions of Item 601(B)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of the omitted schedules to the Securities and Exchange Commission upon request.